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                                                                    EXHIBIT 6(b)

                           FORM OF AMENDED SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                            FOR SCHWAB CAPITAL TRUST


Fund                                                    Effective Date
----                                                    --------------

Schwab International Index Fund                         July 21, 1993

Schwab Small-Cap Index Fund                             October 14, 1993

Schwab Asset Director-High Growth Fund                  September 25, 1995

Schwab Asset Director-Balanced Growth Fund              September 25, 1995

Schwab Asset Director-Conservative Growth Fund          September 25, 1995

Schwab S&P 500 Fund                                     February 28, 1996

Schwab Analytics Fund                                   May 21, 1996

Schwab OneSource Portfolios-International               September 2, 1996

Schwab OneSource Portfolios-Growth Allocation           October 13, 1996

Schwab OneSource Portfolios-Balanced Allocation         October 13, 1996

Schwab OneSource Portfolios-Small Company               August 3, 1997

Schwab Asset Director-Aggressive Growth Fund            April __, 1998


                                    SCHWAB CAPITAL TRUST

                                    By:      ____________________
                                    Name:    William J. Klipp
                                    Title:   Executive Vice President
                                             and Chief Operating Officer


                                    CHARLES SCHWAB & CO., INC.

                                    By:      ____________________
                                    Name:    Colleen M. Hummer
                                    Title:   Senior Vice President